Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-176353, 333-197988, 333-224805, 333-205114, 333-197988, 333-184292, 333-182957, 333-176353, 333-163197, 333-111829, and 333-134283) of CoreLogic, Inc. of our report dated February 27, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Irvine, California
February 27, 2020